Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 15, 1995, relating to the financial statements and selected per share data and ratios (incorporated under the heading to the financial statements and selected per share data and ratios (Incorporated under the heading "Financial Highlights") appearing in the November 30, 1995 Annual Report to Shareowners of The Saturna Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information.

Price Waterhouse LLP

/s/ Price Waterhouse LLP
Seattle, Washington
March 15, 1996